Exhibit 32            Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Principal Executive Officer and the Principal Financial and Accounting Officer of First Century Bancorp. (the “Company”), certify that, to their knowledge on the date of this certification:

1.
The quarterly report of the Company for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 9, 2007	By:	/S/ R. ALLEN SMITH
R. Allen Smith
Principal Executive Officer

Date:	November 9, 2007	By:	/S/ SONDRA J. PERKINS
Sondra J. Perkins
Principal Financial and Accounting Officer

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